                                                                     EXHIBIT 4.1

                            STOCK PURCHASE AGREEMENT
                            ------------------------


          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the _____ day of _______, 199_ by and between GENSIA, INC., a Delaware corporation
                                          ------------
(the "Company"), and ____________, an                              (the
"Investor").

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.  Purchase and Sale of Stock.
              --------------------------

          1.1  Sale and Issuance of Common Stock.  Subject to the terms and
               ---------------------------------
conditions of this Agreement, Investor hereby purchases and the Company hereby
sells and issues to Investor     ____________ shares (the "Original Shares") of
the Company's Common Stock for the purchase price of $4.00 per share (such per share purchase price is hereinafter referred to as the "Original Per Share
Purchase Price") for an aggregate price of $________   (the "Original Aggregate
Purchase Price").

          1.2  Closing.  The purchase and sale of the Common Stock shall take
               -------
place at the offices of the Company, 9360 Towne Centre Drive, San Diego, California, at 10 A.M., on the date hereof, or at such other time and place as the Company and Investor mutually agree upon, verbally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to Investor a certificate representing the Common Stock which such Investor is purchasing against delivery to the Company by such Investor of a bank wire in same day funds or check in the amount of the Original Aggregate Purchase Price therefor payable to the Company's order.

          1.3  Adjustment to Original Shares.  If subsequent to the date hereof
               -----------------------------
and prior to the consummation or termination of the Stock Exchange Agreement between the Company and Rakepoll Finance N.V. dated as of November 12, 1996, as amended, (the "Relevant Time Period"), the Company issues additional shares of Common Stock at a per share price less than the Original Per Share Purchase Price, or securities convertible into Common Stock at a conversion price less than the Original Per Share Purchase Price (other than pursuant to the exercise or conversion of securities outstanding on the date hereof or pursuant to the Company's existing stock plans) (such per share price or conversion price being hereinafter referred to as the "New Per Share Price"), then in connection with the first such transaction the Company will issue to Investor an additional number of shares of Common Stock (the "Additional Shares") equal to (a) the Original Aggregate Purchase Price divided by the New Per Share Price minus (b) the number of Original Shares. In the event that after the issuance of Additional Shares, but before

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the end of the Relevant Time Period, the Company issues Common Stock at a per share price less than the New Per Share Price or convertible securities at a conversion price less than the New Per Share Price (other than pursuant to the exercise or conversion of securities outstanding on the date hereof or pursuant to the Company's stock plans), then a calculation shall be made in accordance with the preceding sentence, substituting the sum of the number of Original Shares plus the number of Additional Shares in clause (b) above. Such number of shares shall then be issued to Investor.

          1.4  Definitions.
               -----------

          (a) The following terms, as used herein, have the following meanings:

          "Closing Date" means the date of the Closing.

          "Common Stock" means the Common Stock, par value $0.01 per share of the Company, together with the associated preferred stock purchase rights established pursuant to the Rights Agreement dated March 9, 1992 between the Company and ChaseMellon Shareholder Services L.L.C. as rights agent (the "Rights").

          "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, results of operations of a corporation and its subsidiaries taken as a whole.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Person" shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          "Purchased Shares" means the Original Shares and any Additional
Shares.

          2.  Representations and Warranties of the Company.  The Company hereby
              ---------------------------------------------
represents and warrants to Investor that:

          2.1  Organization, Good Standing and Qualification.  The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

          2.2  Capitalization.  The authorized capital of the Company consists
               --------------
of:

          (i)  Preferred Stock.  5,000,000 shares of Preferred Stock, of which
               ---------------
1,840,000 shares have been designated $3.75 Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), and 100,000 shares have been designated Series I Participating Preferred Stock, par value $.01 per share (the "Participating Preferred Stock"). There are 1,600,000 shares of Convertible Preferred Stock and no shares of Participating Preferred Stock issued and outstanding.

          (ii)  Common Stock.  75,000,000 shares of Common Stock, of which
                ------------
36,950,792 shares were issued and outstanding as of September 30, 1996. The Company has entered into a Stock Exchange Agreement, dated as of November 12, 1996 (the "Stock Exchange Agreement"), with Rakepoll Finance N.V. which, among other things, provides for the Company to issue 29,500,000 shares of Common Stock to Rakepoll Finance N.V. The consummation of the transactions contemplated by the Stock Exchange Agreement, including the issuance of shares of Common Stock to Rakepoll Finance N.V., is subject to the satisfaction of certain conditions, including shareholder and regulatory approval.

          2.3  Authorization.  All corporate action on the part of the Company,
               -------------
its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the performance of all obligations of the Company hereunder and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Common Stock being sold hereunder, to the extent that the foregoing requires performance on or prior to the Closing, has been taken and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          2.4  Valid Issuance of Purchased Shares.  The Original Shares have
               ----------------------------------
been, and when and if issued the Additional Shares will be, duly and validly issued and fully paid and non assessable and, based in part upon the representations of the Investor in this Agreement, issued in compliance with all applicable federal and state securities laws.

          3.  Representations and Warranties of Investor.  This Agreement is
              ------------------------------------------
made with Investor in reliance upon the Investor's representation and warranties to the Company, which by such Investor's execution of this Agreement the Investor hereby confirms, that:

          3.1  Organization and Existence.  Investor is a ___________________
               --------------------------
validly existing and in good standing under the laws of          and has all
corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

          3.2  Corporate Authorization.  This execution, delivery and
               -----------------------
performance by Investor of this Agreement are within the corporate powers of Investor and have been duly authorized by all necessary partnership action on the part of Investor. This Agreement constitutes the valid and legally binding obligation of Investor, enforceable against Investor in accordance with its terms.

          3.3  Purchase Entirely for Own Account.  All Purchased Shares to be
               ---------------------------------
received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, un dertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Purchased Shares.

          3.4  Restricted Securities.  Investor understands that the Purchased
               ---------------------
Shares are characterized as "restricted securi ties" under the federal securities laws inasmuch as they are being or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may only be resold without registration under the 1933 Act in certain limited circumstances. In this connection Investor represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

          3.5  Legends.  It is understood that the certificates evidencing the
               -------
Purchased Shares may bear one or all of the following legends:

          (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          (b) If required by the authorities of any state in connection with the issuance or sale of the Common Stock, the legend required by such state authority.

          4.   Registration Rights.  The Company covenants and agrees as
               -------------------
follows:

          4.1  Certain Additional Definitions.
               ------------------------------

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          "Prospectus" shall mean the prospectus included in any Registration
           ----------
Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Register," "registered" and "registration" refer to a registration
           --------    ----------       ------------
effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and such registration statement or document becoming effective under the 1933 Act.

          "Registrable Securities" shall mean (i) the Purchased Shares;  (ii)
           ----------------------
any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Purchased Shares; and (iii) any Common Stock issued pursuant to Section 4.2(a).

          "Registration Statement" shall mean any registration statement of the
           ----------------------
Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          4.2  Registration.  The Company will use its reasonable best efforts
               ------------
to effect a registration to permit the sale of the Registrable Securities as described below, and pursuant thereto the Company will:

          (a) prepare and file and use its reasonable best efforts to have declared effective by March 31, 1997 by the SEC, a Registration Statement on Form S-3 relating to resale of all of the shares of the Registrable Securities and use its reasonable best efforts to cause such Registration Statement to remain continuously effective for a period which will terminate when all Registrable Securities covered by such Registration Statements, as amended from time to time, have been sold or when the Registrable Securities may be sold under Rule 144(k) under the 1933 Act. If such Registration Statement is not declared effective by the SEC by March 31, 1997 then on the first business day thereafter the Company shall issue to Investor additional shares of Common Stock equal to 2% of the shares of Common Stock previously issued to Investor hereunder. If such Registration Statement has not been declared effective prior to the end of any succeeding month then on the first business day thereafter the Company shall issue to Investor shares of Common Stock equal to 1.5% of the shares of Common Stock previously issued to Investor hereunder.

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep such Registration Statement effective for the period specified in
Section 4.2(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities;

          (c) notify the Investor, promptly, and confirm such notice in writing,
(i) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (e) furnish to the Investor, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all, upon a Investor's request, documents incorporated therein by reference and all exhibits thereto (including those incorporated by reference);

          (f) deliver to the Investor, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as Investor may reasonably request in order to facilitate the disposition of the Registrable Securities;

          (g) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or market on which similar securities issued by the Company are then listed, and if the securities are not so listed to use its reasonable best efforts promptly to cause all such securities to be listed on either the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market;

          (h) use reasonable best efforts to qualify or register the Registrable Securities for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as are applicable. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to general service of process or taxation as a foreign corpora tion in any jurisdiction where it is not now so subject.

          (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

          Investor shall furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

          If the Company delivers a certificate in writing to the Investor, to the effect that a delay in the sale of Registrable Securities by the Investor under the Registration Statement is necessary because a sale pursuant to such Registration Statement in its then current form would reasonably be expected to constitute a violation of the federal securities laws then the Investor shall agree not to sell or otherwise transfer such Registrable Securities for the period of time specified by the Company in its certificate. In no event shall such delay exceed ten (10) business days; provided, however, that if, prior to
                                          --------  -------
the expiration of such ten (10) business day period, the Company delivers a certificate in writing to the Investor to the effect that a further delay in such sale beyond such ten (10) business day period is necessary because a sale pursuant to such Registration Statement in its then current form would reasonably be expected to constitute a violation of the federal securities laws, the Company may refuse to permit the Investor to resell any Registrable Securities pursuant to such Registration Statement for an additional period not to exceed five (5) business days.

          4.3  Registration Expenses.  All expenses incident to the Company's
               ---------------------
performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees with respect to the filings required to be made with the National Association of Securities Dealers, Inc., fees and expenses of compliance with the securities or Blue Sky laws, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, fees and disbursements of all independent certified public accountants of the Company, fees and expenses incurred in connection with the listing of the securities, rating agency fees and the fees and expenses of any person, including special experts, retained by the Company, will be borne by the Company, regardless of whether the Registration Statement becomes effective; provided, however, that the Company will not be required to pay discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or fees or disbursements of any counsel to the Investor.

          4.4  Rule 144.
               --------

          The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the 1934 Act and it will take such further action as the Investor may reasonably request, all to the extent required to enable Investor to sell Registrable Securities without registration under the 1933 Act in reliance on the exemption provided by Rule 144 or Rule 144A under the 1933 Act or any successor or similar rules or statues. Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether the Company has complied with such information and requirements.

          4.5  Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 4:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, any underwriter (as defined in the Act) for the Investor, any officer, director, partner or agent thereof, and each person, if any, who controls the Investor or underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other United States federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act or other United States federal or state securities law, or any rule or regulation promulgated under the 1933 Act, the 1934 Act or other United States federal or state securities law; and the Company will pay to the Investor, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as incurred; provided, however, that the indemnity agreement contained in this subsection 4.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor, underwriter or controlling person.

          (b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any officer, director, partner or agent thereof and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other United States federal or state securities law insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 4.5(b) exceed the proceeds (net of underwriting discounts and commissions) from the offering received by the Investor.

          (c) After receipt by an indemnified party under this Section 4.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.5.

          (d) If the indemnification provided for in this Section 4.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that, in any such case, (A) the Investor will not be required to contribute any amount in excess of the proceeds (net of underwriting discounts and commissions) received by the Investor from all Registrable Securities offered and sold by the Investor pursuant to the registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and the Investor under this Section
4.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4, and otherwise.

          4.6  Other Registration Participants.  The Company agrees that from
               -------------------------------
and after January 22, 1997 it will not grant to any person any piggyback or other participation rights in the Registration Statement referenced in Section 4.2(a) hereof. The foregoing shall not be deemed to prevent the Company from granting such rights with respect to any registration statement that does not cover the Registrable Securities.

          5.   Miscellaneous.
               -------------

          5.1  Successors and Assigns.  The terms and conditions of this
               ----------------------
Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          5.2  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California (irrespective of its choice of law principles).

          5.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.4  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          5.5  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the party to be notified, or if sent by telex or telecopier, upon receipt of the correct answerback, or upon deposit with the United States Post Office, by registered or certified mail, or upon deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

               If to the Company:

               Gensia, Inc.
               9360 Towne Centre Drive
               San Diego, CA 92121-3030
               Attn: Secretary
               Fax:  (619) 453-0095

                    with a copy to:

               Pillsbury Madison & Sutro LLP
               P.O. Box 7880
               San Francisco, CA 94104
               Attn:  Thomas E. Sparks, Esq.
               Fax:  (415) 983-7396

               If to the Investor:

               ________________________
               ________________________
               ________________________
               ________________________
               ________________________

          5.6  Finders' Fee.  Each party represents that it neither is nor will
               ------------
be obligated for any finders' fee or com mission in connection with this transaction. Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible.

          The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          5.7  Expenses.  The Company and the Investor shall pay their
               --------
respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          5.8  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

          5.9  Severability.  If any provision of this Agreement is held to be
               ------------
unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          5.10  Entire Agreement.  This Agreement, and the Confidentiality
                ----------------
Agreement dated _________ between the parties hereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the
          ------------------
date first above written.


                               GENSIA, INC.



                               By
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                               Title
                                    -----------------------------------------

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                               By
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                               Title
                                    -----------------------------------------